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                                                                    Exhibit 10.7

                          400 RIVER LIMITED PARTNERSHIP
                              2101 ROSECRANS AVENUE
                                   SUITE 5252
                          EL SEGUNDO, CALIFORNIA 90402
                   Telephone (310) 607-0003 Fax (978) 607-3005

January 30, 2003

Via Telecopy and Federal Express
Mr. Arthur Becker
ClearBlue Technologies, Inc.
20 East 66th Street, 2nd Floor
New York, NY 10021

Re:  400 Minuteman Road, Andover, Massachusetts (the "Property")

     Escrow # 2251-25171 with Chicago Title Insurance Company (the "Escrow")

     Closing Transactions Involving 400 River Limited Partnership ("River"), Farm Associates Limited Partnership ("Farm"), NaviSite, Inc. ("NaviSite"), and ClearBlue Technologies, Inc. ("ClearBlue") (collectively, the "Closing Transactions")

Dear Arthur:

As you and John Kusmiersky discussed, River and Farm (together, "Landlord"), do not believe that the conditions to the "Closing Transactions" can be satisfied before the end of the closing period on 1/31/2003. The "Closing Transactions" and the conditions thereto and that closing period are described in the Undertakings Agreement dated 9/11/2002 among River, Farm and ClearBlue (as amended, the "Undertakings Agreement"), and the Letter Agreement dated 11/12/2002 among River, Farm, NaviSite and ClearBlue (the "Extension Agreement").

We have the option of allowing the Closing Transactions to expire in accordance with their terms assuming that the conditions thereto remain unsatisfied by 1/31/2003. Or, we can agree among ourselves now to terminate the Closing Transactions, the Undertakings Agreement and the Escrow, in which case we will promptly return to you ClearBlue's $2 Million Promissory Note that we are now holding.

If you agree to terminate now, please arrange for ClearBlue and NaviSite to promptly sign and return to me by fax a copy of this letter (please also send an executed counterpart original by FedEx or the equivalent). When executed and delivered by ClearBlue and NaviSite, this letter will serve to terminate the Undertakings Agreement, the Extension Agreement, the Escrow and the obligations thereunder without liability to any of the parties, and as instructions and authorization to Chicago Title to terminate the Escrow and return the documents it is holding in the Escrow to the depositing parties. All of the documents held by Chicago Title in the Escrow, or to be delivered under Sections 7-12 of the Undertakings Agreement, or to be delivered under the Extension Agreement, will be deemed null and void, and it will be as if the conditions to the Closing Transactions were unsatisfied as of the end of the closing period without default of any party.

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Mr. Arthur Becker
January 30, 2003
Page 2
400MinutemanLetter012803clean

The existing agreements among the parties wi11 remain unaffected and in full force and effect, including, without limitation, the existing Lease dated 5/14/1999, as amended, between River and NaviSite; the Guaranty of Lease dated 9/11/2002 made by ClearBlue in favor of River, the Subordination Agreement dated 9/11/2002 made by Becker and Ruhan in favor of River, the letter agreement dated November 12, 2002 between and among River, Farm, C1earBlue, NaviSite, Becker and Ruhan regarding the transfer of the majority of the shares in NaviSite; and the consents executed by River in favor of NaviSite and CMGI, Inc. on or about September 11, 2002.

Thanks for your cooperation and please call John or me if you have any questions.

Regards,

400 River Limited Partnership              Farm Associates Limited Partnership


By: Nima-400 River, Inc., general partner  By: Finca-Farm, Inc., general partner


    By: /s/ David Miller                       By: /s/ David Miller
        ---------------------------------          -----------------------------
        David Miller, Vice Pres.                   David Miller, Vice Pres.


Agreed:                                    Agreed:

ClearBlue Technologies, Inc.               NaviSite, Inc.


By: /s/ Arthur Becker                      By: /s/ Kevin Lo
    -------------------------------------      ---------------------------------
    Name: Arthur Becker                        Name: Kevin Lo
    Title: Vice President                      Title: CFO
    Authorized Officer                         Authorized Officer

cc: John Kusmiersky (via telecopy)                ---------------
    John G. Baker, Esq. (via telecopy)             NaviSite, Inc.
    Jane Pin, Esq. (via telecopy)                     APPROVED
    Gary Sheppard, Esq. (via telecopy)               As To Form
                                                  Legal Dept. RMD
                                                  Dated: 1-30-03
                                                  ---------------